UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee previously paid with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P R E S S
RELEASE
BARNWELL INDUSTRIES, INC.
1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
Telephone (808) 531-8400
Fax (808) 531-7181
Website: www.brninc.com

Barnwell Announces Second Adjournment of 2025 Annual Meeting Due to Ned Sherwood’s Refusal to Submit Votes Solicited from Shareholders

HONOLULU, June 2, 2025 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell” or the “Company”) today announced that its 2025 Annual Meeting of Shareholders, which reconvened today, has been adjourned to Tuesday, June 17, 2025.

This is the second adjournment necessitated by the deliberate refusal of Ned Sherwood and his affiliates (collectively, the “Sherwood Group”) to vote the proxies they actively solicited from Barnwell shareholders. Mr. Sherwood, in an effort to cure violations of federal securities laws due to inadequate disclosures of his intent, has now admitted in his May 30, 2025, press release that he will not vote the green proxy cards obtained from shareholders.

By refusing to turn in the green proxy cards, Mr. Sherwood is holding hostage the votes of shareholders, including those shareholders who voted for the Company’s candidates on the Sherwood Group’s universal green proxy card. Accordingly, the Annual Meeting has again been adjourned to seek a quorum and prevent the continued expense of a long-term extension of the Annual Meeting process.

Shareholders should be reminded that:

•	It is not too late to vote and only the latest card voted counts
•	Shareholders should vote on the WHITE proxy card for ALL of the Barnwell nominees
•	Shareholders who voted on the Sherwood Group’s green proxy card can change their vote and contribute to the quorum by voting on the WHITE proxy card

The Company separately announced today that Heather Isidoro, who was elected to the Board as part of the Sherwood Group’s consent solicitation, informed the Board on Friday, May 30, 2025, that she was resigning as a director, effective immediately. Barnwell will make appropriate disclosures with the SEC in connection with the resignation on a Current Report on Form 8-K in due course.

The adjourned 2025 Annual Meeting will take place on Tuesday, June 17, 2025, at 9:00 a.m. HST at Suite 210, Alakea Corporate Tower, 1100 Alakea Street, Honolulu, Hawaii.

If you have any questions or need assistance voting the WHITE proxy card, please contact our proxy solicitor:

Okapi Partners at (877) 869-0171 or by email at
info@okapipartners.com

Forward-Looking Statements

Certain information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell’s future performance and statements of Barnwell’s plans and objectives. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including our ability to defend against any potential claims by the Sherwood Group, our ability to execute on our strategy and business plan and the other risks forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s Annual Report on Form 10-K (as amended) for the fiscal year ended September 30, 2024, Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and December 31, 2024 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

CONTACTS:

Bruce Goldfarb / Chuck Garske
(212) 297-0720
Email: info@okapipartners.com

Kenneth S. Grossman
Vice Chairman of the Board of Directors
Email: kensgrossman@gmail.com